EXHIBIT 3.2

Amended and restated

BYLAWS

OF

BENITEC BIOPHARMA INC.

(a Delaware corporation)

Adopted April 13, 2020

Page

ARTICLE 1	OFFICES	1
1.1	Registered Office	1
1.2	Other Offices	1
ARTICLE 2	CORPORATE SEAL	1
ARTICLE 3	STOCKHOLDERS’ MEETINGS	1
3.1	Place of Meetings	1
3.2	Annual Meeting	1
3.3	Special Meetings	1
3.4	Notice of Meetings	1
3.5	Quorum	2
3.6	Adjournment and Notice of Adjourned Meetings	2
3.7	Voting Rights	3
3.8	List of Stockholders	3
3.9	Joint Owners of Stock	3
3.10	Action Without Meeting	3
3.11	Advance Notice of Stockholder Business and Nominations	4
3.12	Organization	8
3.13	Conduct of Meetings	8
3.14	Inspector of Elections	9
ARTICLE 4	DIRECTORS	9
4.1	Number and Term of Office	9
4.2	Powers	9
4.3	Class of Directors	9
4.4	Term of Directors	9
4.5	Vacancies	10
4.6	Resignation	10
4.7	Removal	10
4.8	Meetings	10
4.9	Quorum and Voting	11
4.10	Action Without Meeting	11
4.11	Fees and Compensation	11
4.12	Committees	12
4.13	Organization	12

i

(continued)

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ARTICLE 5	OFFICERS	13
5.1	Officers Designated	13
5.2	Tenure and Duties of Officers	13
5.3	Delegation of Authority	14
5.4	Resignations	14
5.5	Removal	14
ARTICLE 6	EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE COMPANY	14
6.1	Execution of Corporate Instruments	14
6.2	Voting of Securities Owned by the Company	15
ARTICLE 7	SHARES OF STOCK	15
7.1	Form and Execution of Stock Certificates	15
7.2	Lost, Stolen or Destroyed Certificates	15
7.3	Transfers	15
7.4	Fixing Record Dates	16
7.5	Registered Stockholders	16
ARTICLE 8	OTHER SECURITIES OF THE COMPANY	17
ARTICLE 9	DIVIDENDS	17
9.1	Declaration of Dividends	17
9.2	Dividend Reserve	17
ARTICLE 10	FISCAL YEAR	17
ARTICLE 11	INDEMNIFICATION	18
11.1	Directors and Officers	18
11.2	Officers, Employees and Other Agents	18
11.3	Expenses	18
11.4	Enforcement	18
11.5	Non‑Exclusivity of Rights	19
11.6	Survival of Rights	19
11.7	Insurance	19
11.8	Amendments	19
11.9	Saving Clause	19
11.10	Certain Definitions	19
ARTICLE 12	NOTICES	20

ii

(continued)

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12.1	Notice to Stockholders	20
12.2	Notice to Directors	20
12.3	Affidavit of Mailing	20
12.4	Methods of Notice	21
12.5	Notice to Person with Whom Communication Is Unlawful	21
ARTICLE 13	AMENDMENTS	21

iii

ARTICLE 1

OFFICES

1.1Registered Office.  The registered office of Benitec Biopharma Inc. (the “Company”) in the State of Delaware shall be in the City of Wilmington, County of New Castle.

1.2Other Offices.  The Company shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors of the Company (the “Board”) and may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Company may require.

ARTICLE 2

CORPORATE SEAL

The Board may adopt a corporate seal.  The corporate seal shall consist of a die bearing the name of the Company and the inscription, “Corporate Seal-Delaware.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 3

STOCKHOLDERS’ MEETINGS

3.1Place of Meetings.  Meetings of the stockholders of the Company may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board.  The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

3.2Annual Meeting.  An annual meeting of the stockholders of the Company, for the purpose of election of directors and for such other business as may lawfully come before it, may be held at such place, on such date and such time, as the Board shall fix. The Board, President or Chief Executive Officer, or the Chair of the Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

3.3Special Meetings.  Special meetings of the stockholders of the Company may be called, for any purpose or purposes, by (i) the Chairman of the Board, if any, (ii) the President or the Chief Executive Officer, or (iii) the Board pursuant to a resolution adopted by a majority of the total number of directors then in office, and shall be held at such place, on such date, and at such time as the Board shall fix. The Board, President or Chief Executive Officer, or the Chair of the Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

3.4Notice of Meetings.  Except as otherwise provided by the DGCL, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. Such notice shall specify the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company.  Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or waived by electronic transmission by such person, either before or after such meeting, and will be waived by any such person by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any such person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.  Any notice by electronic transmission shall be subject to Section 232 of the DGCL.

3.5Quorum.  At all meetings of stockholders, except where otherwise provided by the DGCL, the Certificate of Incorporation of the Company, as amended and restated from time to time (the “Certificate of Incorporation”), or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized and executed, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of any business.  In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the person who is the chair of the meeting or by the vote of the holders of a majority of the shares present or represented thereat, but no other business shall be transacted at such meeting until a quorum shall be present.  The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting and entitled to vote on the election of directors.  Where a separate vote by a class or classes or series is required, except where otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy, shall constitute a quorum entitled to take action with respect to that vote on the matter, and the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting shall be the act of such class or classes or series.

3.6Adjournment and Notice of Adjourned Meetings.  Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the person who is the chair of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy.  When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

3.7Voting Rights.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock ledger of the Company on the record date, as determined by the process described in Section 7.4 of these Bylaws, shall be entitled to vote at any meeting of stockholders.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting shall have the right to do so either in person, by remote communication, if applicable, or may authorize an agent or agents to act for such stockholder by proxy granted in accordance with the DGCL.  An agent so appointed need not be a stockholder.  No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

3.8List of Stockholders.  The Secretary of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing contained in these Bylaws shall require the Company to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that, the information required to gain access to such list is provided in the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company.  In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.  The list shall be open to examination of any stockholder during the time of the meeting as provided by the DGCL.

3.9Joint Owners of Stock.  If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether as fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Company is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:  (a) if only one (1) votes, such person’s act binds all; (b) if more than one (1) vote, the act of the majority so voting binds all; (c) if more than one (1) vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL.  If the instrument so filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this Bylaw shall be a majority or even split in interest.

3.10Action Without Meeting.

3.10.1Unless otherwise provided in the Certificate of Incorporation, any action required by the DGCL to be taken at any annual or special meeting of the stockholders, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission (including, without limitation, by reply email, DocuSign or other information processing system, PDF (including a PDF delivered via email) or other electronic means) (hereinafter “electronic transmission”), setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.

3.10.2Every written consent or electronic transmission under this Bylaw shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Company in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.

3.10.3Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents or electronic transmissions signed by a sufficient number of stockholders to take action were delivered to the Company as provided in Section 228(c) of the DGCL.

3.10.4An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Bylaw, provided that any such electronic transmission sets forth or is delivered with information from which the Company can determine (A) that the electronic transmission was transmitted by the stockholder, member or proxyholder or by a person or persons authorized to act for the stockholder, member or proxyholder and (B) the date on which such stockholder, member or proxyholder or authorized person or persons transmitted such electronic transmission. A consent given by electronic transmission is delivered to the Company upon the earliest of: (i) when the consent enters an information processing system, if any, designated by the Company for receiving consents, so long as the electronic transmission is in a form capable of being processed by that system and the Company is able to retrieve that electronic transmission; (ii) when a paper reproduction of the consent is delivered to the Company’s principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders or members are recorded; (iii) when a paper reproduction of the consent is delivered to the Company’s registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested; or (iv) when delivered in such other manner, if any, provided by resolution of the Board. Whether the Company has so designated an information processing system to receive consents is determined by the Certificate of Incorporation, these Bylaws or from the context and surrounding circumstances, including the conduct of the Company. A consent given by electronic transmission is delivered under this section even if no person is aware of its receipt. Receipt of an electronic acknowledgement from an information processing system establishes that a consent given by electronic transmission was received but, by itself, does not establish that the content sent corresponds to the content received.

3.10.5Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

3.11Advance Notice of Stockholder Business and Nominations.

3.11.1Annual Meetings of Stockholders.

(a)Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at any annual meeting of stockholders

(i) pursuant to the Company’s notice of meeting of stockholders, (ii) by or at the direction of the Board, or (iii) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Section 3.11.1 is delivered to the Secretary of the Company, who is entitled to vote at the meeting upon such election of directors or upon such other business, as the case may be, and who complies with the notice procedures set forth in this Section 3.11.1.

(b)For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 3.11.1, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th ) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  To be in proper form for purposes of this Section 3.11.1, such stockholder’s notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, as well as any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, (ii) such person’s written consent to being named in the Company’s proxy statement as a nominee of the stockholder and to serving as a director if elected, (iii) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to clause (2) of paragraph (b) of this Section 3.11.1 if such proposed nominee were the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (iv) a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (A) is qualified and if elected intends to serve as a director of the Company for the entire term for which such proposed nominee is standing for election,  (B) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Company, with the proposed nominee’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (D) if elected as a director of the Company, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company; (2) as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, (iv) any direct or indirect material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons with whom such stockholder or beneficial owner, if any, has any agreement, arrangement or understanding in connection with such proposal and (v) such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Company which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such stockholder and such beneficial owner (provided, that such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Company as to which such stockholder or beneficial owner, if any, has a right to acquire beneficial ownership at any time in the future), (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting upon such business or nomination, as the case may be, and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.  In addition, a stockholder seeking to nominate a director candidate or bring other business before the annual meeting shall promptly provide any other information reasonably requested by the Company.  The foregoing notice requirements of this paragraph (b) of this Section 3.11.1 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.  The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

(c)Notwithstanding anything in the second sentence of paragraph (b) of this Section 3.11.1 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (b) of this Section 3.11.1 and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3.11.1 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

3.11.2Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board or any committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 3.11.2 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 3.11.2.  In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by paragraph (b) of Section 3.11.1 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment, postponement or recess of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

3.11.3General.

(a)Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 3.11 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.11.  Except as otherwise provided by law, the chair of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (b)(3)(vi) of Section 3.11.1) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 3.11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 3.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 3.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b)For purposes of this Section 3.11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)Notwithstanding the foregoing provisions of this Section 3.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3.11; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3.11 (including paragraphs (a)(iii) of Section 3.11.1 and Section 3.11.2 hereof), and compliance with paragraphs (a)(iii) of Section 3.11.1 and Section 3.11.2 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (b), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 3.11 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

3.12Organization.  At every meeting of stockholders, the Chairman of the Board, or if the Chairman of the Board is not appointed by the Board or is absent, the President or the Chief Executive Officer, or if the President or the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority of the stockholders entitled to vote, present in person, by remote communication, if applicable or represented by duly authorized and executed proxy, shall preside over the meeting and act as chairman.  The Secretary, or, in his or her absence, any designee of the Secretary, shall act as secretary of the meeting.

3.13Conduct of Meetings.

3.13.1The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Company as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting.  Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The chair of any meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chair should so determine, the chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

3.13.2The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed.  After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

3.14Inspectors of Elections. In advance of any meeting of stockholders, the Board, the Chair of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof.  One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting.  Unless otherwise required by law, inspectors may be officers, employees or agents of the Company.  No person who is a candidate for an office at an election may serve as an inspector at such election.  Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.  Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

ARTICLE 4

DIRECTORS

4.1Number and Term of Office.  The authorized number of directors of the Company shall be fixed from time to time by resolution of the Board.  Directors need not be stockholders unless so required by the Certificate of Incorporation.  If for any cause, the directors shall not have been elected at an annual meeting or by written consent as provided in the DGCL, they may be elected as soon thereafter as convenient.

4.2Powers.  The powers of the Company shall be exercised, its business conducted and its property controlled by the Board, except as may be otherwise provided by the DGCL or by the Certificate of Incorporation.

4.3Class of Directors.  The Board shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Board is hereby authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any director elected to fill a newly created directorship shall hold officer for the full term of the class in which the newly created directorship was created. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

4.4Term of Directors.  Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Company’s first annual meeting of stockholders held following the time at which the initial classification of the Board of Directors becomes effective; each director initially assigned to Class II shall serve for a term expiring at the Company’s second annual meeting of stockholders held following the time at which the initial classification of the Board becomes effective; and each director initially assigned to Class III shall serve for a term expiring at the Company’s third annual meeting of stockholders held following the time at which the initial classification of the Board becomes effective; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

4.5Vacancies.  Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum of the directors, or by a sole remaining director.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.  A vacancy in the directors shall be deemed to exist under this Bylaw in the case of the death, resignation, disqualification, removal or other causes resulting in such vacancy.

4.6Resignation.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Secretary of the Company, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board.  If no such specification is made, it shall be deemed effective at the pleasure of the Board.  Unless otherwise provided in the Certificate of Incorporation, when one (1) or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until such successor shall have been duly elected and qualified.

4.7Removal.  Subject to any limitations imposed by applicable law or by the Certificate of Incorporation (then in effect), the entire Board or any director may be removed at any time without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

4.8Meetings.

4.8.1Regular Meetings.  Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board may be held at any time or date and at any place within or without the State of Delaware designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means.  No further notice shall be required for a regular meeting of the Board.

4.8.2Special Meetings.  Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, if any, the President or the Chief Executive Officer, the Secretary or any two (2) directors (of if there is only one director, by the sole director).

4.8.3Meetings by Electronic Communications Equipment.  Any member of the Board, or of any committee designated by the Board in accordance with Section 4.11 of these Bylaws, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

4.8.4Notice of Special Meetings.  Notice of the time and place of all special meetings of the Board shall be made either orally or in writing, by telephone, including a voice-messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means at least twelve (12) hours before the date and time of the special meeting.  If such notice is sent by United States mail, it shall be sent by first class mail, postage prepaid at least two (2) days before the date of the special meeting.

4.8.5Waiver of Notice.  Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the special meeting and will be waived by any director by attendance thereat in person, by conference telephone or other remote communication, if applicable, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  The transaction of any business at any meeting of the Board, or any committee designated by the Board in accordance with Section 4.11 of these Bylaws, however called or noticed, or wherever held, shall be as valid as though the meeting was duly held after proper call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present who did not receive any call or notice shall sign a written waiver of notice or shall waive notice by electronic transmission.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting of the Board.

4.9Quorum and Voting.

4.9.1Unless the Certificate of Incorporation requires a greater number, a quorum of  the Board shall consist of a majority of directors then in office, which in no case shall be less than one third (1/3) of the total number of directors authorized to serve on the Board; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the date and time fixed for the next regular meeting of the Board without any notice other than by announcement at the meeting.

4.9.2At each meeting of the Board at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by the DGCL or the Certificate of Incorporation.

4.10Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission (including email) and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

4.11Fees and Compensation.  Directors shall be entitled to compensation for their services as may be approved by the Board by resolution of the Board, including, if so approved, a fixed sum and expenses of attendance, if any, at each regular or special meeting of the Board and at any meeting of a committee of the Board.  Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

4.12Committees.

4.12.1Appointment.  The Board may, from time to time, appoint such committees as may be permitted by the DGCL.  Such committees appointed by the Board shall consist of one (1) or more members of the Board and shall have such powers and perform such duties as may be permitted by the DGCL or prescribed by the resolution or resolutions of the Board creating such committees, but in no event shall any such committee have the powers or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Company.

4.12.2Term.  The Board, subject to the foregoing provisions of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of such committee member’s death, voluntary resignation or removal from the committee or from the Board.  The Board may at any time for any reason remove any individual committee member, and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.12.3Meetings.  Unless the Board shall otherwise provide, regular meetings of any committee appointed pursuant to this Bylaw may be held at any time and place within or without the State of Delaware as determined by the Board, or by any such committee, and when notice thereof has been given to each member of such committee in the manner provided in these Bylaws for the giving of notice to the members of the Board, no further notice of such regular meetings need be given thereafter.  Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided in these Bylaws for the giving of notice to members of the Board of the time and place of special meetings of the Board.  Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the special meeting and will be waived by any director by attendance thereat in person, by conference telephone or other remote communication, if applicable, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Unless otherwise provided by the Board in the resolution or resolutions authorizing the creation of the committee, a majority of the number of members of any such committee then serving, shall constitute a quorum for the transaction of business of the committee, and the act of a majority of those present at any committee meeting at which a quorum is present shall be the act of such committee.

4.13Organization.  At every meeting of the directors, the President or the Chief Executive Officer, or if the President or the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting and act as the chairman.  The Secretary, or in his or her absence, any designee of the Secretary, shall act as secretary of the meeting.

ARTICLE 5

OFFICERS

5.1Officers Designated.

5.1.1General.  The officers of the Company shall include, if and when designated by the Board, the Chairman of the Board, the President or the Chief Executive Officer, the Treasurer, the Secretary and any other officer duly appointed by the Board, all of whom shall be elected at the annual organizational meeting of the Board.  The Board may also appoint an executive Chairman of the Board, a President or the Chief Executive Officer, one (1) or more Vice Presidents, a Chief Operating Officer, an Assistant Secretary, a Controller, a Treasurer and such other officers and agents with such powers and duties as it shall deem necessary or appropriate.  The Board may assign such additional titles to one or more of the officers as it shall deem appropriate.  Any one person may hold any number of offices of the Company at any one time unless specifically prohibited therefrom by the Certificate of Incorporation or the DGCL.  The salaries and other compensation of the officers of the Company shall be fixed by or in the manner designated by the Board.  Any officers serving may appoint such subordinate officers as they deem necessary or desirable.

5.2Tenure and Duties of Officers.  All officers of the Company shall hold office at the pleasure of the Board until their successors shall have been duly elected and qualified or until such officers’ earlier death, resignation or removal.  Any officer elected or appointed by the Board may be removed at any time by the Board.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.  The officers of the Company shall have such powers and duties as may be prescribed by the Board.

5.2.1Chairman of the Board.  The Chairman of the Board, if chosen by the Board in accordance with these Bylaws and when present, shall preside at all meetings of the stockholders and the Board.  The Chairman of the Board shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

5.2.2President or the Chief Executive Officer.  The President or the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present.  The President or the Chief Executive Officer shall perform other duties commonly incident to those offices and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

5.2.3Vice President.  The Vice President, if there be such an officer, shall, subject to the direction of the President or the Chief Executive Officer and the control of the Board, have general supervision, direction, and control of the operations of the Company.  In the absence of the President or the Chief Executive Officer, the Vice President, if any, designated by the Board, shall perform all the duties of the President or the Chief Executive Officer, as applicable, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President or the Chief Executive Officer.  The Vice President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

5.2.4Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board and shall record all acts and proceedings thereof in the minute book of the Company.  The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board and any committee thereof requiring notice.  The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.  The President or the Chief Executive Officer may direct any officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each such officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President or the Chief Executive Officer shall designate from time to time.

5.2.5Treasurer.  The Treasurer shall keep or cause to be kept the books of account of the Company in a thorough and proper manner and shall render statements of the financial affairs of the Company in such form and as often as required by the Board, the President or the Chief Executive Officer.  The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the Company.  The Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board, the President or the Chief Executive Officer shall designate from time to time.  The President or the Chief Executive Officer may direct any officer to assume and perform the duties of the Treasurer in the absence of the Treasurer, and each such officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the President or the Chief Executive Officer shall designate from time to time.

5.3Delegation of Authority.  The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

5.4Resignations.  Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board, the President or the Chief Executive Officer or to the Secretary.  Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.  Any resignation shall be without prejudice to the rights, if any, of the Company under any contract with the resigning officer.

5.5Removal.  Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the Board in office at the time, or by the unanimous written consent of the Board in office at the time, or by any committee or superior officer upon whom such power of removal may have been conferred by the Board.

ARTICLE 6

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES
OWNED BY THE COMPANY

6.1Execution of Corporate Instruments.  The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Company any corporate instrument, certificate or document, or to sign on behalf of the Company the corporate name without limitation, or to enter into contracts and agreements on behalf of the Company, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Company.  All checks and drafts drawn on banks or other depositaries on funds to the credit of the Company or in special accounts of the Company shall be signed by such person or persons as the Board shall authorize so to do.  Unless expressly authorized or ratified by the Board in a resolution of the Board or within the agency power of an officer or director authorized or ratified by the Board, no officer, director, agent, employee or any other person shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

6.2Voting of Securities Owned by the Company.  All stock and other securities of other corporations owned or held by the Company for itself, or for other persons in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board, or, in the absence of such authorization, by the President or the Chief Executive Officer.

ARTICLE 7

SHARES OF STOCK

7.1Form and Execution of Stock Certificates.  The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any resolution of the Board providing for uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.  Certificates for the shares of stock of the Company shall be in such form as is consistent with the Certificate of Incorporation and the DGCL.  Every holder of stock represented by certificates shall be entitled to have a stock certificate signed by, or in the name of the Company by the President or the Chief Executive Officer and the Secretary, representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.  Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2Lost, Stolen or Destroyed Certificates.  A new certificate or certificates of the Company’s stock may be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen, or destroyed.  The Company may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Company in such manner as it shall require or to give the Company a bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company on account of the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of new certificate or certificates.

7.3Transfers.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Company shall be made only on the stock ledger of the Company by the registered holder thereof, or by such person’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates, if any, for such shares of stock properly endorsed and the payment of all taxes due thereon. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, (i) such uncertificated shares shall be canceled, (ii) issuance of new equivalent uncertificated shares shall be made to the person entitled thereto, and (iii) the transaction shall be recorded upon the books of the Company.  The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.4Fixing Record Dates.

7.4.1In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, subject to the DGCL, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

7.4.2In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Company, request the Board to fix a record date.  The Board shall promptly, but in any event within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Company’s registered office in Delaware shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

7.4.3In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

7.5Registered Stockholders.  The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of the Company’s stock entitled to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE 8

OTHER SECURITIES OF THE COMPANY

All bonds, debentures, notes and other corporate securities of the Company, other than stock certificates (covered in ARTICLE 7), may be signed by the President or the Chief Executive Officer, or such other person as may be authorized by the Board, and, if applicable, the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or the Treasurer; provided, however, that where any such bond, debenture, note or other corporate security shall be authenticated by the manual signature, or where permissible, facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture, note or other corporate security shall be issued, the signatures of the persons signing and, if applicable, attesting the corporate seal on such bond, debenture, note or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture, note or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Secretary or the Treasurer or such other person as may be authorized by the Board, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture, note or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture, note or other corporate security so signed or attested shall have been delivered, such bond, debenture, note or other corporate security nevertheless may be adopted by the Company and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Company.

ARTICLE 9

DIVIDENDS

9.1Declaration of Dividends.  Dividends upon the capital stock of the Company, subject to the restrictions contained in the Certificate of Incorporation and the DGCL, if any, may be declared by the Board pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

9.2Dividend Reserve.  Before payment of any dividend, there may be set apart out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board shall think conducive to the interests of the Company, and the Board may modify or abolish any such reserve.

ARTICLE 10

FISCAL YEAR

The fiscal year of the Company shall be fixed by resolution of the Board.

ARTICLE 11

INDEMNIFICATION

11.1Directors and Officers.  The Company shall indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under Section 11.4.

11.2Officers, Employees and Other Agents.  The Company shall have power to indemnify its officers, employees and other agents as set forth in the DGCL or any other applicable law.  The Board shall have the power to delegate the determination of whether indemnification shall be given to any such person or to such officers or other persons as the Board shall determine.

11.3Expenses.  The Company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, provided, however, that, if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this ARTICLE 11 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 11.4, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made  (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

11.4Enforcement.  Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this ARTICLE 11 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Company and the director or officer.  Any right to indemnification or advances granted by this ARTICLE 11 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor.  The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim.  In connection with any claim for indemnification, the Company shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Company to indemnify the claimant for the amount claimed.  In connection with any claim by an officer of the Company (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Company) for advances, the Company shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful.  Neither the failure of the Company (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Company (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

11.5Non‑Exclusivity of Rights.  The rights conferred on any person by this ARTICLE 11 shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.  The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

11.6Survival of Rights.  The rights conferred on any person by this ARTICLE 11 shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

11.7Insurance.  To the fullest extent permitted by the DGCL, or any other applicable law, the Company, upon approval by the Board, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this ARTICLE 11.

11.8Amendments.  Any repeal or modification of this ARTICLE 11 shall only be prospective and shall not affect the rights under this ARTICLE 11 in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Company.

11.9Saving Clause.  If this ARTICLE 11 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this ARTICLE 11 that shall not have been invalidated, or by any other applicable law.  If this Section 11.9 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Company shall indemnify each director and officer to the full extent under applicable law.

11.10Certain Definitions.  For the purposes of this ARTICLE 11, the following definitions shall apply:

11.10.1   The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

11.10.2   The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

11.10.3   The term the “Company” shall include, in addition to the Company, the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE 11 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

11.10.4   References to a “director,” “officer,” “employee,” or “agent” of the Company shall include, without limitation, situations where such person is serving at the request of the Company as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

11.10.5   References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this ARTICLE 11.

ARTICLE 12

NOTICES

12.1Notice to Stockholders.  Written notice to stockholders of stockholder meetings shall be given as provided in Section 3.4 herein.  Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex, or by electronic mail or other electronic means.

12.2Notice to Directors.  Any notice required to be given to any director may be given by any method stated in Section 12.1, or, as applicable, as provided for in Section 4.7.4 of these Bylaws. If such notice is delivered pursuant to these Bylaws, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

12.3Affidavit of Mailing.  An affidavit of mailing, executed by a duly authorized and competent employee of the Company or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

12.4Methods of Notice.  It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

12.5Notice to Person with Whom Communication Is Unlawful.  Whenever notice is required to be given, under any provision of the DGCL, the Certificate of Incorporation or the Bylaws of the Company, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the Company is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE 13

AMENDMENTS

These Bylaws may be adopted, amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Any bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the shareholders.

Subject to the right of shareholders to adopt, amend or repeal these Bylaws, other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, these Bylaws may be adopted, amended or repealed by the Board of Directors. A bylaw adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal these Bylaws.